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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 19, 2002


                            Balanced Care Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-13845                 25-1761898
----------------------------         --------------          -------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)


          1215 Manor Drive, Mechanicsburg, PA                17055
       ------------------------------------------         ------------
        (Address of principal executive offices)           (Zip code)


       Registrant's telephone number, including area code: (717) 796-6100
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Item 5.     Other Events.

         Balanced Care Corporation (the "Company") announced today that it has completed its merger with IPBC Acquisition Corp. ("Acquisition"). The Company's stockholders approved the agreement and plan of merger at a special meeting held on August 19, 2002. Under the terms of the merger agreement, Acquisition acquired all of the issued and outstanding shares of common stock of the Company not currently owned by IPC Advisors S.a.r.l. ("IPC"), owner of approximately 53% of the Company's issued and outstanding common stock prior to the merger, for cash in the amount of $0.25 per share. Pursuant to merger agreement, Acquisition was merged with and into the Company, and the Company survived as a subsidiary of IPC. As a result of the merger, the Company will no longer be listed on The American Stock Exchange and will cease to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         The press release, dated August 19, 2002, issued by the Company with respect to the closing of the merger described herein is attached hereto as
Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

         The foregoing description is qualified in its entirety by reference to the complete text of the press release as set forth in Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

          (a)     Not applicable

          (b)     Not applicable

          (c)     Exhibits

                  Exhibit 99.1 Press Release dated August 19, 2002.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BALANCED CARE CORPORATION


                                         By:  /s/ Richard D. Richardson
                                              ----------------------------------
                                         Name:  Richard D. Richardson
                                         Title: Interim Chief Executive Officer

Dated:  August 19, 2002











                               Page 3 of 5 pages.
                            Exhibit Index on page 5.
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                                  EXHIBIT INDEX
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          Exhibit 99.1     Press Release dated August 19, 2002.











                               Page 4 of 5 pages.
                            Exhibit Index on page 5.